EXHIBIT 10(d)-3

AMENDMENT NO. 1
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT (this "Amendment") is made and entered into on February 20, 2015 to the Amended and Restated Employment Agreement (the "Agreement") dated March 10, 2014 between TCF FINANCIAL CORPORATION, a Delaware corporation (the "Company") and WILLIAM A. COOPER ("Cooper").

RECITALS:

WHEREAS, the Company and Cooper have entered into the Agreement pursuant to which Cooper serves as the Chairman and Chief Executive Officer of the Company; and

WHEREAS, the Company and Cooper desire to modify the consequences in the event Cooper terminates his employment with the Company for Good Reason (as defined in the Agreement) because he is not elected Chairman of the Board of Directors,

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

1.     Elimination of Lump Sum Severance for a Good Reason Termination by Cooper due to Failure to be Elected as Chairman.    Notwithstanding the provisions of paragraph 4(b) of the Agreement, if Cooper terminates his employment for Good Reason under clause (ii) in the definition of Good Reason in paragraph 4(b) of the Agreement, i.e. because Cooper is not elected Chairman of the Board of Directors of the Company, Cooper shall not be entitled to a lump sum payment equal to three times his Base Salary under the second sentence in paragraph 4(b) of the Agreement or three times his Base Salary and Annual Bonus under the third sentence in paragraph 4(b) of the Agreement, and accordingly shall not be entitled to any Base Salary or Annual Bonus following such termination, except if such termination occurs after the end of the Company's fiscal year but prior to the payment of any Annual Bonus payable to Cooper under the bonus program applicable to such fiscal year, the Company shall pay Cooper the Annual Bonus earned by Cooper under such bonus program when bonuses are paid to other recipients under such bonus program, but not later than 2 1/2 months after the end of the calendar year in which the termination occurs.

2.     Full Force and Effect.    Except as expressly amended or modified by the Amendment, the Agreement shall continue in full force and effect in accordance with its terms and provisions as amended hereby.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first written above.

WITNESS:	TCF FINANCIAL CORPORATION
/s/ KAREN M. LAWSON	/s/ JOSEPH T. GREEN By: Joseph T. Green Its: Senior Vice President, General Counsel and Secretary
WITNESS:
/s/ KAREN M. LAWSON	/s/ WILLIAM A. COOPER William A. Cooper

2